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                                                                   EXHIBIT 10.13

                                   COHU, INC.
                     KEY EXECUTIVE LONG TERM INCENTIVE PLAN

SECTION 1.  ESTABLISHMENT AND PURPOSE.

               The Plan was approved by the Board of Directors of COHU, INC. ("the Company") on February 23, 1994. The Plan is intended to provide the opportunity for additional retirement benefits for the Executives. It is expected that the Plan will assist the Company in attracting and retaining Executives of outstanding achievement and ability. This Plan is intended as an unfunded plan for a select group of highly compensated or management employees within the meaning of ERISA.

SECTION 2.  DEFINITIONS.

               (a) "Affiliated Group" means a group of one or more chains of corporations or other entities connected through stock or other ownership with the Company, if:

                      (i) Stock or other control possessing more than 50% of the total voting power or more than 50% of the total value of all ownership of each entity is owned by one or more of the other entities; and

                      (ii) The Company owns stock or other ownership possessing more than 50% of the total voting power or more than 50% of the total value of all ownership of at least one of the other entities excluding, in computing such voting power or value, stock or other ownership owned directly by such other entities.

An entity shall be considered a member of the Affiliated Group only with respect to periods during which the relationship described in subSections (i) and (ii) above exists.

               (b) "Beneficiary" means the person, persons, trust or trusts designated to receive death benefits under the Plan for an Executive. A Beneficiary designation form shall include such form only (a) as provided by any applicable carrier, or (b) as prescribed by the Committee.

               (c) "Board" means the Board of Directors of the Company, as constituted from time to



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time.

               (d) "Change In Control" occurs when:

                      (i) there is a change in the composition of the Company's Board as a result of which fewer than one-half of the incumbent directors are directors who either: (A) had been directors of the Company 24 months prior to such change; or (B) were elected, or nominated for election, to the Board with the affirmative vote of a majority of the directors who had been directors of the Company 24 months prior to such change and who were still in office at the time of the election or nomination;

                      (ii) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934), other than any member of the Affiliated Group, becomes the beneficial owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company's then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of directors (the "Base Capital Stock"), provided, however, that any change in the relative beneficial ownership of securities of any person resulting solely from a reduction in the aggregate number of outstanding shares of Base Capital Stock, and any decrease thereafter in such person's ownership of securities, shall be disregarded until such person increases in any manner, directly or indirectly, such person's beneficial ownership of any securities of the Company.

               (e) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

               (f) "Committee" means the Compensation Committee of the Board.

               (g) "Company" means COHU, Inc., a Delaware corporation.

               (h) "Compensation" means the base salary or wages paid to the Executive by the Company or a member of the Affiliated Group for personal services performed while an employee, including (i) base salary or wages contributed at the Executive's election to a plan described in Sections 125 or 401(k) of the Code, and (ii) base salary and wages that the Executive has elected to defer under any nonqualified deferred compensation plans sponsored by the Company but excluding overtime pay, bonuses, commissions, expatriate premiums, any other forms of additional compensation and contributions by the Company or a member of the Affiliated Group under any benefit plan, all as determined by the Company.

               (i) "Death Benefit" means the benefit payable to a Beneficiary under Section 5(a).

               (j) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.



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               (k) "Executive" means such individuals designated as Executives under the Plan by the Committee.

               (l) "Grantor Trust" means the trust established pursuant to
Section 6(b) of the Plan for the benefit of an Executive.

               (m) "Insurer" means an insurance company licensed to do business in the applicable jurisdiction that issues a Policy to the Company pursuant to the Plan.

               (n) "Normal Retirement Age" means age 65.

               (o) "Plan" means the COHU, Inc. Key Executive Long Term Incentive Plan, as set forth herein.

               (p) "Plan Year" means calendar year.

               (q) "Policy" means an insurance contract purchased on behalf of Executive, and payable to the Company or the Grantor Trust pursuant to the Plan.

               (r) "Termination Benefit" means the benefit payable to an Executive under Section 5(b).

SECTION 3.  PARTICIPATION.

               Any individual who holds a key position in the Company and who is selected by the Committee is eligible to participate in the Plan. In order to participate in the Plan, Executive must satisfy such conditions for eligibility as are set forth by the Committee. If insurance Policies are held by any Grantor Trust, Executive must comply with such application and other procedures as are required by the applicable carrier.

SECTION 4.  PLAN ALLOCATIONS.

               (a) Executive Deferrals. The Executive may agree to defer a portion of his or her compensation under the Plan. The election shall be made prior to the time such compensation is payable. If the election applies to wages and salary, it may be made in a dollar or percentage amount and shall be made prior to the year in which the Executive performs the services to which the salary or wages pertain (with the exception of 1994, the year of adoption of the Plan). If the election to defer applies to a bonus, it shall be made prior to the time the bonus is approved by the Committee.

               The election shall be made on a form approved by the Committee.



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               (b)    Company Allocations.  To the extent the Executive's
Compensation exceeds the limit in Code Section401(a)(17), the Company will allocate 4% of such excess Compensation under the Plan on behalf of the Executive.

SECTION 5.     PLAN BENEFITS.

               (a) Death Benefit. If Executive dies, whether or not employed at death, his or her Beneficiary shall be paid in one lump sum an amount equal to the death benefits, if any, under any Policy in the Grantor Trust purchased on behalf of the Executive; (1) less the present value of the amount of any hypothetical federal and state tax reduction attributable to the tax deduction that the Company would have been entitled to had all premium payments for such policy been made directly to the Executive as compensation; (2) plus an amount which shall be equal to the cumulative federal and state tax savings otherwise available to the Company as a result of the Company's deduction from income of its net death benefit (after adjustment for (1) payable under this Plan) including this tax "gross-up" payment. For purposes of (1) above, the present value discount rate shall be the average annual 90 day Treasury rate determined as of December 31 of each year. This payment is not intended to produce a tax neutral effect for the deceased Executive, but is intended to provide that the tax effects for the Company as a result of payment of the net death benefit only (i.e., the death benefit after reduction by (1)), will be neutral.

               (b) Termination Benefit. The Executive shall be paid an amount calculated as of the time benefits commence to both (1) if the Company has purchased a Policy with respect to the Executive, provide a death benefit which, as of the end of the Executive's life expectancy (determined as of the date benefits commence) is equal to the amount described in Section 5(a)(1) with respect to the Executive, and (2) exhaust in accordance with the payment schedule in (d) the remaining investments to which Executive's allocations under
Section 4 have been invested.

        To the extent the Policy does provide for a death benefit sufficient to cover the amount in Section 5(a)(1), each termination benefit under this 5(b) shall be increased by an amount which, after taking into account the tax value to the Company for the deduction of each termination benefit, will cause the Company to have no net positive or negative cash flow effect from the "grossed up" termination benefit payment. A sample calculation is attached to this Plan as Exhibit A.



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        If the Company and the Executive do not agree on the assumptions to be used in calculating the amount of benefits payable to the Executive, the calculation shall be made by an independent third person mutually agreeable to Company and Executive. The cost of retaining such independent third person shall be borne by the Company.

               (c) Commencement of Payments. Payments shall commence within 60 days of the Executive's termination of employment (whether before or after Normal Retirement Age) with the Company.

               (d) Form of Payment. Benefits shall be paid in equal annual installments over a 15 year period or in such forms as are permissible under the applicable Policy and as are approved by the Company. If there is no applicable Policy, benefits should be paid as approved by the Company.

               (e) Hardship. A hardship withdrawal shall be payable to an Executive from the Grantor Trust if (i) the Executive incurs a Hardship after five Years of Participation in the Plan, (ii) the Executive files a written request for the hardship withdrawal with the Company, describing the Hardship and specifying the amount required to address the Hardship, and (iii) the Company approves all or part of the request. If a hardship withdrawal is payable under this subsection (e), the trustee of the Grantor Trust for the Executive shall transfer to the Executive such portion of the assets held in the Grantor Trust as is necessary to address the Hardship, as determined in the Company's sole discretion. For purposes of this subsection (e), "Hardship" shall mean an unanticipated emergency that is caused by an event beyond the control of the Executive and that would result in severe financial hardship to the Executive if an early withdrawal were not permitted.

               (f) Change in Control of the Company. Notwithstanding any other provision contained herein, upon a Change in Control of the Company, the Company shall immediately prepay to the Grantor Trust an amount sufficient to fund all allocations under Section 4. Any payments under this Section shall be limited in accordance with the limits of Code Section 280G as determined by a professional satisfactory to both Executive and Company. The costs of retaining such professional shall be borne solely by the Company.



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SECTION 6.  INSURANCE.

               (a) Purchase of Insurance. The Company may use amounts allocated pursuant to Section 4 for the purchase of insurance from the Insurer for the applicable Executive. All such insurance shall be subject to the terms and conditions of the Plan. The Company shall take all necessary action to cause the Insurer to issue a Policy, and shall take any further action which may be necessary to cause the Policy to conform to the provisions of the Plan.

               (b) Grantor Trust. The Company shall establish a Grantor Trust with respect to Executives for which Danielson Trust will act as trustee. The Grantor Trust shall hold such contributions or Policies as the Company contributes to it.

               (c) Ownership of the Trust Assets and Policies. The trustee of the Grantor Trust shall be the sole and absolute owner of any Policies purchased under the Plan and other assets and may exercise all ownership rights granted to the owner thereof by the terms of the Policy, subject to such limits as are set forth in the Grantor Trust. The Trustee shall return to the Company any amount remaining in the Policy after payment of the benefits set forth in Section 5.

SECTION 7.  THE OBLIGATIONS OF THE INSURER.

               The Insurer shall be fully discharged from its obligations under a Policy by payment of the Policy benefit, including cash surrender value and other incidental investments, to the Company, subject to the terms and conditions of the Policy. The Insurer shall not be considered a party to the Plan or to any agreements made between or among the Company, an Executive or a Beneficiary. No provision of the Plan, or any modification or amendment of the Plan, shall affect the obligations of the Insurer as expressly provided in the Policy, except insofar as the provisions of the Plan are made a part of the Policy by agreement between the Company and the Insurer.

SECTION 8.  ASSIGNMENTS.

               (a) Assignment by the Trustee of the Policy. Except as otherwise provided in the Plan, the trustee of a Grantor Trust shall not sell, assign, transfer, surrender or cancel a Policy.

               (b) Restriction on Assignment. The rights of any persons to payments or benefits under the



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Plan or under any Policies held pursuant to the Plan shall not be subject to option or assignment, either by voluntary or involuntary assignment or by operation of law, including (without limitation) bankruptcy, garnishment, attachment or other creditor's process, and any act in violation of this Section 7 shall be void.

SECTION 9.  ADMINISTRATION OF THE PLAN.

               (a) Plan Administration. The Company is the "named fiduciary" that has the discretionary authority to control and manage the operation and administration of the Plan in accordance with its terms, and the Company is the "administrator" and "plan sponsor" of the Plan (as such terms are used in ERISA). The Company in its sole discretion shall make such rules, interpretations and computations and shall take such other actions to administer the Plan as it may deem appropriate. Any decision of the Company with respect to the Plan shall be conclusive and binding on all persons. While this Plan is not subject to the rules of Part 4, Title I of ERISA, in administering the Plan, the Company shall at all times discharge its duties in accordance with the standards set forth in Section 404(a)(1) of ERISA.

               (b) Employment of Advisers. The Company may retain such attorneys, actuaries, accountants, consultants or other persons to render advice or to perform services with regard to its responsibilities under the Plan as it shall determine to be necessary or desirable. The Company may designate by written instrument (signed by both parties) one or more persons to carry out, where appropriate, fiduciary responsibilities under the Plan. The Company's duties and responsibilities under the Plan which have not been delegated to other fiduciaries pursuant to the preceding sentence shall be carried out by its directors, officers and employees, acting on behalf and in the name of the Company in their capacities as directors, officers and employees, and not as individual fiduciaries.

               (c) Service in Several Fiduciary Capacities. Nothing herein shall prohibit any person or group of persons from serving in more than one fiduciary capacity with respect to the Plan.



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SECTION 10.  CLAIMS AND INQUIRIES.

               (a) Application for Benefits. Applications for benefits and inquiries concerning the Plan (or concerning present of future rights to benefits under the Plan) shall be submitted to the Company in writing and addressed as follows: "Chairman of the Compensation Committee of the Board of Directors of COHU, Inc., Plan Administrator under the COHU, Inc. Key Executive Long Term Incentive Plan, 5755 Kearny Villa Road, San Diego, California 92123." An application for benefits shall be submitted and signed by the Executive or, after his or her death, by his or her Beneficiary.

               (b) Denial of Claims. In the event that any claim for benefits is denied in whole or in part, the Chairman of the Committee shall notify the applicant in writing of such denial and shall advise the applicant of the right to a review thereof. Such written notice shall set forth, in a manner calculated to be understood by the applicant, specific reasons for the denial, specific references to the Plan provisions on which the denial is based, a description of any information or material necessary for the applicant to perfect the application, an explanation of why such material is necessary and an explanation of the Plan's review procedure. Such written notice shall be given to the applicant within 90 days after the Chairman of the Committee received the claim in proper form, except that such 90-day period may be extended for an additional 90 days if special circumstances exist. The Chairman of the Committee shall advise the applicant of such circumstances in writing within the first 90-day period. If the Chairman of the Committee does not provide the applicant with written notice of its decision within the applicable time period, the applicant's claim shall be deemed to have been denied as of the last day of the applicable time period.

SECTION 11.  REVIEW PROCEDURE.

               (a) Appointment of Review Panel. The Committee shall serve as the "Review Panel" under the Plan. The Review Panel shall be the named fiduciary which has the authority to act with respect to appeals from denials of claims under the Plan.

               (b) Right to Appeal. An applicant whose claim for benefits was denied in whole or in part (or such applicant's authorized representative) may appeal from the denial by submitting to the Review Panel a written request for a review of the claim within three months after receiving written notice of the denial, or within three months after the date when a claim may be deemed to have been denied. The Chairman of the Committee



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shall give the applicant (or the applicant's authorized representative) an opportunity to review pertinent materials, other than legally privileged documents, in preparing such request for review.

               (c) Form of Request for Review. The request for review shall be made in writing and shall be addressed as follows: "Review Panel under the COHU, Inc. Key Executive Long Term Incentive Plan, 5755 Kearny Villa Road, San Diego, California 92123." The request for review shall set forth all of the grounds on which it is based, all facts in support thereof and any other matters which the applicant deems pertinent. The Review Panel may require the applicant to submit additional facts, documents or other material as the Review Panel may deem necessary or appropriate in making its review.

               (d) Time for Review Panel Action. The Review Panel shall act upon each request for review within 60 days after receipt thereof, unless special circumstances require further time for processing and the applicant is advised of the extension. In no event shall the decision on review be rendered more than 120 days after the Review Panel received the request for review in proper form.

               (e) Review Panel Decisions. The Review Panel shall give prompt written notice of its decisions to the applicant and to the Company. In the event that the Review Panel confirms the denial of the claim for benefits in whole or in part, such notice shall be set forth, in a manner calculated to be understood by the applicant, the specific reasons for such denial and specific references to the Plan provisions on which the decision is based. In the event that the Review Panel determines that the claim for benefits should not have been denied in whole or in part, the Company shall take appropriate remedial action as soon as reasonably practicable after receiving notice of the Review Panel's decision.

               (f) Rules and Procedures. The Review Panel shall establish rules, procedures and interpretations, consistent with the Plan and ERISA, as it may deem necessary or appropriate in carrying out its responsibilities under this
Section 11.

               (g) Exhaustion of Remedies Required. No legal or equitable action for benefits under the Plan shall be brought unless and until the applicant (a) has submitted a written claim for benefits in accordance with Section 10, (b) has been notified that the claim is denied, (c) has filed a written request for a review of the claim in accordance with this Section 11 and (d) has been notified in writing that the Review Panel has affirmed the denial of the claim; provided, however, that such an action may be brought after the Chairman of the Committee or the Review Panel has failed to act on the claim within the time prescribed in Sections 10(b) and



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11(d), respectively.

               (h) Arbitration. Except as otherwise provided herein, any controversy or claim arising out of or relating to the Plan or Grantor Trust, or the breach thereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

               (i) Legal and Other Costs. The cost of an arbitration and any additional proceedings, actions or litigation, including legal and other professional fees, shall be borne by the party which does not prevail.

SECTION 12.  AMENDMENT AND TERMINATION OF PLAN.

               The Company may amend the Plan so long as no amendment reduces any accrued benefit of an Executive or impairs the security, if any, of any such accrued benefit, without the express written consent of the Executive affected.

SECTION 13.  MISCELLANEOUS.

               (a) No Trust or Secured Interest. The Policies or other assets of the Company shall not be held under any trust for the benefit of Executives, their Beneficiaries, heirs, successors or assigns, or held in any way as collateral security for the fulfilling of the obligations of the Company under this Plan. This provision notwithstanding, the Company may transfer assets to the Grantor Trust described in Section 6(b). The Grantor Trust, and any assets held by the Grantor Trust to assist it in meeting its obligations under the Plan, shall conform to the terms of the model trust described in Revenue Procedure 92-64 of the Internal Revenue Service. The Executives shall have the status of general unsecured creditors of the Company, and the Plan shall constitute a mere promise by the Company to make benefit payments in the future. It is the Company's intention that the Plan be deemed unfunded for tax purposes and for purposes of Title I of ERISA.

               (b) Tax Liability and Withholding. Executives and Beneficiaries shall make appropriate arrangements with the Company for the satisfaction of any federal, state or local income tax withholding requirements and Social Security or other employment tax requirements applicable to the provision of benefits under this Plan.

               (c) No Employment Rights. Nothing contained in the Plan shall give any person a right to



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remain in the employ of the Company or of any member of the Affiliated Group, or shall affect the right of the Company and members of the Affiliated Group to terminate such person's employment with or without cause.

               (d) Mutual Cooperation. Each Executive or Beneficiary shall cooperate with the Company by furnishing any and all information requested by the Company in order to facilitate the payment of benefits hereunder, including taking such other relevant action as may be requested by the Company. If an Executive or Beneficiary refuses to cooperate, the Company shall have no further obligation to the Executive or Beneficiary under the Plan.

               (e) Validity. Any provision of this Plan that is determined to be invalid, void or unenforceable shall be ineffective without invalidating the remaining provisions of this Plan.

               (f) Notice. Any notice or filing required or permitted to be given to the Company under the Plan shall be sufficient if in writing and delivered or mailed to the principal office of the Company, directed to the attention of the Chairman of the Compensation Committee of the Company. Any notice required or permitted to be given to an Executive or Beneficiary shall be sufficient if in writing and delivered or mailed to that person's last known address. Notices shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark.

               (g) Notice to Insurer. The Trustee of each Grantor Trust shall be responsible for notifying the Insurer or Insurers of any changes in the ownership rights and interests of an Executive and the Company of any changes in the Beneficiaries to receive death benefits under the Plan, and the Insurer shall be entitled to rely upon any such notification received from the Trustee.

               (h) Waiver of Breach. The waiver by the Company of any provision of this Plan shall not operate or be construed as a waiver of any subsequent breach by an Executive, assignee or Beneficiary.

               (i) Successors and Assigns. The rights and obligations under this Plan shall inure to the benefit of, and shall be binding upon, the successors and assigns of the Company and upon the heirs, legatees and assigns of the Executive.

SECTION 14.  CHOICE OF LAW.

               This Plan shall be governed and construed in accordance with ERISA and, to the extent that they are not preempted, the laws of the State of California.



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SECTION 15.  EXECUTION.

               To record the adoption of this Plan, the Company has caused its duly authorized officer to affix the corporate name hereto.

                                                   COHU, INC.

                                                   By   /s/ Charles A. Schwan
                                                        ------------------------
                                                   Its  Vice President Finance
                                                        ------------------------



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